Press Release For immediate release Aimee Partin, Investor Relations Graham Galt, Media Relations 404-724-4248 404-439-3070

Invesco Reports Results for the Three Months Ended September 30, 2020
Atlanta, October 27, 2020 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2020.

Flows	long-term net inflows of $7.8 billion compared to outflows of $14.2 billion in Q2-20
AUM	ending AUM increased 6.4% to $1,218.2 billion compared to $1,145.2 billion in Q2-20 average AUM increased 7.8% to $1,206.2 billion compared to $1,118.7 billion in Q2-20
Operating margin	operating margin increased to 17.9% compared to 8.3% in Q2-20 adjusted operating margin(1) improved to 37.2% compared to 34.8% in Q2-20
EPS	diluted EPS increased to $0.41 compared to $0.09 in Q2-20 adjusted diluted EPS(1) increased to $0.53 compared to $0.35 in Q2-20
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Update from Marty Flanagan, President and CEO

“Given the continued uncertainty in the economic environment driven by the global pandemic, we remained focused on providing solutions to help clients achieve their investment objectives while running a disciplined business,” said Marty Flanagan, President and Chief Executive Officer of Invesco Ltd. “These efforts, combined with strong investment performance in high-demand capabilities, contributed to continued improvement in flow fundamentals in the quarter.
“We achieved net long-term inflows in the quarter of $7.8 billion across a broad variety of channels, geographies and asset classes. Retail outflows significantly improved in the quarter, and our Solutions-enabled institutional pipeline remains robust. Long-term flows into Fixed Income capabilities continued to be strong. We saw net inflows in our Asia Pacific and EMEA regions during the quarter, and net outflows in the Americas improved significantly. Net inflows in Asia Pacific during Q3 of $8.0 billion were up significantly from $2.0 billion in the prior quarter.
“Improved flow fundamentals, combined with the markets, increased ending and average AUM to $1.2 trillion. Our net revenues and EPS increased in the period. We continued to optimize our balance sheet by reducing outstanding borrowings under our revolver while improving our cash balances.

“Invesco has built a global, diversified business with the depth, breadth and resiliency to deliver positive outcomes to clients through various market cycles. We have invested in several macro trends that are shaping the future of our industry. As a result, we are now highly competitive in areas of strong demand, with the majority of our investment capabilities aligned with key future growth areas. These include a significant and growing Solutions effort and global leadership positions in fixed income, ETFs, factors, Global Equities (including emerging markets), Alternatives, and the fast-growing China market. We remain focused on meeting the needs of our clients in a challenging environment while running a disciplined business and working toward sustained organic growth.”

Net flows:
Net flows: Long-term net inflows were $7.8 billion for the third quarter, compared to outflows of $14.2 billion in the second quarter.

Overall areas of strength by asset class include long-term net inflows of $8.8 billion into fixed income products and $2.5 billion into balanced products, which were offset by long-term net outflows of $4.1 billion in equity products. On a geographic basis, the Asia and EMEA regions achieved long-term net inflows of $8.0 billion and $4.2 billion, respectively, while the Americas reflected long-term net outflows of $4.4 billion.

We saw inflows of $7.0 billion in non-management fee earning AUM, offset by outflows of $3.5 billion from money market funds during the quarter. Net market gains and foreign exchange rate movements led to increases of $53.0 billion and $7.7 billion in AUM, respectively, during the third quarter. Ending AUM was up 6.4% from the second quarter, while average AUM increased 7.8% during the third quarter.

Summary of net flows (in billions)	Q3-20	Q2-20	Q3-19
Active	$1.8	$(13.4)	$(15.7)
Passive	6.0	(0.8)	4.6
Long-term net flows	7.8	(14.2)	(11.1)
Non-management fee earning AUM	7.0	(8.7)	2.7
Money market	(3.5)	(6.6)	2.6
Total net flows	$11.3	$(29.5)	$(5.8)

Annualized long-term organic growth rate (1)	3.3%	(6.5)%	(4.5)%

(1) Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Third Quarter Highlights:

Financial Results	Q3-20		Q2-20		Q3-20 vs. Q2-20	Q3-19		Q3-20 vs. Q3-19
U.S. GAAP Financial Measures
Operating revenues	$1,497.6	m	$1,419.0	m	5.5%	$1,720.6	m	(13.0)%
Operating income	$268.5	m	$117.1	m	129.3%	$275.1	m	(2.4)%
Operating margin	17.9%		8.3%			16.0%
Net income attributable to Invesco Ltd.	$191.7	m	$40.5	m	373.3%	$167.1	m	14.7%
Diluted EPS	$0.41		$0.09		355.6%	$0.36		13.9%

Adjusted Financial Measures (1)
Net revenues	$1,092.5	m	$1,034.3	m	5.6%	$1,228.7	m	(11.1)%
Adjusted operating income	$406.7	m	$359.7	m	13.1%	$502.6	m	(19.1)%
Adjusted operating margin	37.2%		34.8%			40.9%
Adjusted net income attributable to Invesco Ltd.	$244.0	m	$159.7	m	52.8%	$325.2	m	(25.0)%
Adjusted diluted EPS	$0.53		$0.35		51.4%	$0.70		(24.3)%

Assets Under Management
Ending AUM	$1,218.2	bn	$1,145.2	bn	6.4%	$1,184.4	bn	2.9%
Average AUM	$1,206.2	bn	$1,118.7	bn	7.8%	$1,188.2	bn	1.5%

Headcount	8,750		8,717		0.4%	8,835		(1.0)%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 7 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Operating revenues and expenses: During the third quarter, operating revenue increases were driven by higher average AUM resulting from net inflows during the quarter and market recovery in July and August. Revenues were higher by $78.6 million, which includes higher investment management fees of $59.7 million and higher service and distribution fees of $20.0 million. Foreign exchange rate changes increased operating revenues in the third quarter by $14.6 million.

Operating expenses decreased $72.8 million in the third quarter. The second quarter included a charge of $105.3 million from the S&P 500 equal weight funds rebalance correction. Foreign exchange rate changes increased operating expenses in the third quarter by $11.7 million.

Third party distribution, service and advisory costs were up $36.8 million during the quarter driven by higher average AUM. Employee compensation expense decreased $10.1 million primarily due to lower deferred compensation expense in comparison to the second quarter. General and administrative expenses decreased $99.2 million. Such expenses in the second quarter included the S&P 500 equal weight funds rebalance correction.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $18.6 million, earned primarily from our joint venture in China. Other gains and losses was a net gain of $31.5 million, driven by market value changes on deferred compensation and seed investments.

Other income/(expense) of consolidated investment products (CIP), net was a gain of $99.2 million primarily driven by unrealized market gains on investments held by consolidated funds.

Diluted earnings per common share: Diluted earnings per common share increased 355.6% to $0.41.

Adjusted diluted earnings per common share:(1) Adjusted diluted earnings per common share increased 51.4% to $0.53.

(1) Adjusted diluted earnings per common share is a non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $1,066.6 million at September 30, 2020 ($987.1 million at June 30, 2020).

Long-term debt: $2,172.0 million, which includes the credit facility balance of $90.0 million as of September 30, 2020 (credit facility: $325.6 million at June 30, 2020).

Common share repurchases: During the third quarter of 2020, the company did not purchase any of its shares in the open market.

Diluted common shares outstanding (end of period): 463.5 million

Dividends paid: $71.4 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a third quarter cash dividend of $0.155 per share to holders of common shares. The dividend is payable on December 2, 2020, to common shareholders of record at the close of business on November 12, 2020, with an ex-dividend date of November 10, 2020.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from September 1, 2020 through November 30, 2020. The preferred dividend is payable on December 1, 2020 to preferred shareholders of record at the close of business on November 16, 2020.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. With offices in 25 countries, our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities.
For more information, visit www.invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, October 27, 2020, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, November 10, 2020 at 5:00 p.m. ET by calling 1-866-373-4994 for U.S. and Canadian callers or 1-203-369-0274 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-20	Q2-20	% Change	Q3-19	% Change
Operating revenues:
Investment management fees	$1,096.8	$1,037.1	5.8%	$1,257.1	(12.8)%
Service and distribution fees	352.7	332.7	6.0%	385.1	(8.4)%
Performance fees	—	3.5	N/A	14.9	N/A
Other	48.1	45.7	5.3%	63.5	(24.3)%
Total operating revenues	1,497.6	1,419.0	5.5%	1,720.6	(13.0)%
Operating expenses:
Third-party distribution, service and advisory	480.8	444.0	8.3%	545.1	(11.8)%
Employee compensation	444.5	454.6	(2.2)%	446.0	(0.3)%
Marketing	15.6	14.4	8.3%	33.2	(53.0)%
Property, office and technology	127.5	128.3	(0.6)%	131.2	(2.8)%
General and administrative	89.7	188.9	(52.5)%	104.5	(14.2)%
Transaction, integration, and restructuring	71.0	71.7	(1.0)%	185.5	(61.7)%
Total operating expenses	1,229.1	1,301.9	(5.6)%	1,445.5	(15.0)%
Operating income	268.5	117.1	129.3%	275.1	(2.4)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	18.6	11.2	66.1%	19.8	(6.1)%
Interest and dividend income	2.6	2.4	8.3%	5.9	(55.9)%
Interest expense	(33.8)	(34.8)	(2.9)%	(35.0)	(3.4)%
Other gains and losses, net	31.5	60.0	(47.5)%	13.8	128.3%
Other income/(expense) of CIP, net	99.2	(50.5)	N/A	37.0	168.1%
Income before income taxes	386.6	105.4	266.8%	316.6	22.1%
Income tax provision	(91.9)	(43.4)	111.8%	(74.0)	24.2%
Net income	294.7	62.0	375.3%	242.6	21.5%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(43.8)	37.7	N/A	(11.1)	294.6%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(64.4)	(8.1)%
Net income attributable to Invesco Ltd.	$191.7	$40.5	373.3%	$167.1	14.7%

Earnings per common share:
---basic	$0.42	$0.09	366.7%	$0.36	16.7%
---diluted	$0.41	$0.09	355.6%	$0.36	13.9%

Average common shares outstanding:
---basic	461.1	460.1	0.2%	462.8	(0.4)%
---diluted	463.5	463.1	0.1%	466.9	(0.7)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q3-20	Q2-20	Q3-19
Operating revenues, U.S. GAAP basis	$1,497.6	$1,419.0	$1,720.6
Invesco Great Wall	65.3	48.8	44.7
Revenue Adjustments (1)
Investment management fees	(192.6)	(175.9)	(211.2)
Service and distribution fees	(245.0)	(228.5)	(279.8)
Other	(43.2)	(39.6)	(54.1)
Total Revenue Adjustments	(480.8)	(444.0)	(545.1)
CIP	10.4	10.5	8.5
Net revenues	$1,092.5	$1,034.3	$1,228.7

Reconciliation of Operating income to Adjusted operating income:

in millions	Q3-20	Q2-20	Q3-19
Operating income, U.S. GAAP basis	$268.5	$117.1	$275.1
Invesco Great Wall	37.7	25.6	24.2
CIP	14.8	12.0	17.9
Transaction, integration, and restructuring	71.0	71.7	185.5
Compensation expense related to market valuation changes in deferred compensation plans	14.7	28.0	(0.1)
Fund rebalancing correction (2)	—	105.3	—
Adjusted operating income	$406.7	$359.7	$502.6

Operating margin (3)	17.9%	8.3%	16.0%
Adjusted operating margin (4)	37.2%	34.8%	40.9%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q3-20	Q2-20		Q3-19
Net income attributable to Invesco Ltd., U.S. GAAP basis	$191.7	$40.5		$167.1
CIP	(9.6)	0.1		1.9
Transaction, integration, and restructuring, net of tax	65.2	64.7		154.1
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	(7.1)	(22.6)		2.3
Fund rebalancing correction, net of tax (2)	—	80.0	—	—
Foreign exchange hedge, net of tax	—	(0.1)		(2.6)
Acquisition-related contingent consideration, net of tax	0.2	(2.9)		2.4
Tax impact of regulation changes (5)	3.6	—		—
Adjusted net income attributable to Invesco Ltd. (6)	$244.0	$159.7		$325.2

Average common shares outstanding - diluted	463.5	463.1		466.9
Diluted EPS	$0.41	$0.09		$0.36
Adjusted diluted EPS (7)	$0.53	$0.35		$0.70

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q3-20	Q2-20	Q3-19
Operating expenses, U.S. GAAP basis	$1,229.1	$1,301.9	$1,445.5
Invesco Great Wall	27.6	23.2	20.5
Third party distribution, service and advisory expenses	(480.8)	(444.0)	(545.1)
CIP	(4.4)	(1.5)	(9.4)
Transaction, integration, and restructuring	(71.0)	(71.7)	(185.5)
Compensation expense related to market valuation changes in deferred compensation plans	(14.7)	(28.0)	0.1
Fund rebalancing correction (2)	—	(105.3)	—
Adjusted operating expenses	$685.8	$674.6	$726.1

Employee compensation, U.S. GAAP basis	$444.5	$454.6	$446.0
Invesco Great Wall	21.0	17.5	14.2
Compensation expense related to market valuation changes in deferred compensation plans	(14.7)	(28.0)	0.1
Adjusted employee compensation	$450.8	$444.1	$460.3

Marketing, U.S. GAAP basis	$15.6	$14.4	$33.2
Invesco Great Wall	2.4	2.2	2.3
Adjusted marketing	$18.0	$16.6	$35.5

Property, office and technology, U.S. GAAP basis	$127.5	$128.3	$131.2
Invesco Great Wall	2.7	2.3	2.4
Adjusted property, office and technology	$130.2	$130.6	$133.6

General and administrative, U.S. GAAP basis	$89.7	$188.9	$104.5
Invesco Great Wall	1.5	1.2	1.6
CIP	(4.4)	(1.5)	(9.4)
Fund rebalancing correction (2)	—	(105.3)	—
Adjusted general and administrative	$86.8	$83.3	$96.7

Transaction, integration, and restructuring, U.S. GAAP basis	$71.0	$71.7	$185.5
Transaction, integration, and restructuring	(71.0)	(71.7)	(185.5)
Adjusted transaction, integration, and restructuring	$—	$—	$—

(1) In the fourth quarter of 2019, the company changed its presentation of the reconciliation between operating revenues and net revenues. All periods have been conformed to the new presentation. Neither operating revenues nor net revenues totals have changed for any historic periods.

Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.

Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are driven by AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these adjustments as expenses gross of operating revenues under U.S. GAAP in third-party expenses on the consolidated statements of income.

(2)
The company recorded a charge of $105.3 million in the second quarter of 2020 due to a previously disclosed S&P 500 equal weight funds rebalancing correction. Due to the unique character and magnitude of this item, it has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures.

(3)	Operating margin is equal to operating income divided by operating revenues.
(4) Adjusted operating margin is equal to adjusted operating income divided by net revenues.
(5) Represents a non–cash income tax expense arising from the revaluation of certain deferred tax liabilities due to the increase in the UK corporate tax rate.

(6)	The effective tax rate on adjusted net income attributable to Invesco Ltd. is 24.2% (second quarter: 24.4%; third quarter 2019: 22.0%).
(7) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q3-20		Q2-20		% Change	Q3-19
Beginning Assets	$1,145.2		$1,053.4		8.7%	$1,197.8
Long-term inflows	71.9		62.7		14.7%	58.6
Long-term outflows	(64.1)		(76.9)		(16.6)%	(69.7)
Long-term net flows	7.8		(14.2)		N/A	(11.1)
Net flows in non-management fee earning AUM(a)	7.0		(8.7)		N/A	2.7
Net flows in money market funds	(3.5)		(6.6)		(47.0)%	2.6
Total net flows	11.3		(29.5)		N/A	(5.8)
Reinvested distributions	1.0		1.8		(44.4)%	2.2
Market gains and losses	53.0		117.7		(55.0)%	(1.6)
Foreign currency translation	7.7		1.8		327.8%	(8.2)
Ending Assets	$1,218.2		$1,145.2		6.4%	$1,184.4

Ending long-term AUM	$963.7		$909.3		6.0%	$970.8
Average long-term AUM	$956.3		$879.3		8.8%	$976.1
Average AUM	$1,206.2		$1,118.7		7.8%	$1,188.2

Gross revenue yield on AUM(b)	51.9	bps	52.9	bps		59.8	bps
Gross revenue yield on AUM before performance fees(b)	51.9	bps	52.7	bps		59.3	bps
Net revenue yield on AUM(c)	36.2	bps	37.0	bps		41.4	bps
Net revenue yield on AUM before performance fees(c)	36.0	bps	36.8	bps		40.7	bps

in billions	Total AUM	Active(f)	Passive(f)
June 30, 2020	$1,145.2	$863.5	$281.7
Long-term inflows	71.9	50.0	21.9
Long-term outflows	(64.1)	(48.2)	(15.9)
Long-term net flows	7.8	1.8	6.0
Net flows in non-management fee earning AUM(a)	7.0	—	7.0
Net flows in money market funds	(3.5)	(3.5)	—
Total net flows	11.3	(1.7)	13.0
Reinvested distributions	1.0	1.0	—
Market gains and losses	53.0	30.0	23.0
Foreign currency translation	7.7	7.4	0.3
September 30, 2020	$1,218.2	$900.2	$318.0

Average AUM	$1,206.2	$898.5	$307.7
Gross revenue yield on AUM(b)	51.9bps	63.3bps	20.5bps
Net revenue yield on AUM(c)	36.2bps	44.8bps	11.4bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2020	$1,145.2	$788.4	$356.8
Long-term inflows	71.9	52.2	19.7
Long-term outflows	(64.1)	(52.5)	(11.6)
Long-term net flows	7.8	(0.3)	8.1
Net flows in non-management fee earning AUM(a)	7.0	5.3	1.7
Net flows in money market funds	(3.5)	0.8	(4.3)
Total net flows	11.3	5.8	5.5
Reinvested distributions	1.0	0.9	0.1
Market gains and losses	53.0	47.2	5.8
Foreign currency translation	7.7	3.8	3.9
September 30, 2020	$1,218.2	$846.1	$372.1

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
June 30, 2020	$1,145.2	$544.9	$260.7	$60.9	$111.5	$167.2
Long-term inflows	71.9	27.9	24.4	9.6	—	10.0
Long-term outflows	(64.1)	(32.0)	(15.6)	(7.1)	—	(9.4)
Long-term net flows	7.8	(4.1)	8.8	2.5	—	0.6
Net flows in non-management fee earning AUM(a)	7.0	5.4	1.6	—	—	—
Net flows in money market funds	(3.5)	—	—	—	(3.5)	—
Total net flows	11.3	1.3	10.4	2.5	(3.5)	0.6
Reinvested distributions	1.0	0.2	0.5	0.1	—	0.2
Market gains and losses	53.0	43.6	3.4	3.3	0.2	2.5
Foreign currency translation	7.7	2.4	1.4	1.3	1.1	1.5
September 30, 2020	$1,218.2	$592.4	$276.4	$68.1	$109.3	$172.0

Average AUM	$1,206.2	$583.6	$271.8	$66.2	$111.6	$173.0

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
June 30, 2020	$1,145.2	$829.8	$55.1	$130.9	$129.4
Long-term inflows	71.9	33.8	4.9	13.2	20.0
Long-term outflows	(64.1)	(38.2)	(3.5)	(10.4)	(12.0)
Long-term net flows	7.8	(4.4)	1.4	2.8	8.0
Net flows in non-management fee earning AUM(a)	7.0	6.3	—	0.5	0.2
Net flows in money market funds	(3.5)	(5.5)	—	(0.2)	2.2
Total net flows	11.3	(3.6)	1.4	3.1	10.4
Reinvested distributions	1.0	0.9	0.1	—	—
Market gains and losses	53.0	44.0	—	4.2	4.8
Foreign currency translation	7.7	0.5	2.4	1.7	3.1
September 30, 2020	$1,218.2	$871.6	$59.0	$139.9	$147.7

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f)

in billions	Q3-20		Q2-20		% Change	Q3-19
Beginning Assets	$281.7		$246.1		14.5%	$270.2
Long-term inflows	21.9		20.4		7.4%	20.2
Long-term outflows	(15.9)		(21.2)		(25.0)%	(15.6)
Long-term net flows	6.0		(0.8)		N/A	4.6
Net flows in non-management fee earning AUM(a)	7.0		(8.7)		N/A	2.8
Net flows in money market funds	—		—		N/A	—
Total net flows	13.0		(9.5)		N/A	7.4
Market gains and losses	23.0		44.9		(48.8)%	0.2
Foreign currency translation	0.3		0.2		50.0%	(0.4)
Ending Assets	$318.0		$281.7		12.9%	$277.4

Average long-term AUM	$169.4		$150.6		12.5%	$158.5
Average AUM	$307.7		$269.9		14.0%	$272.6

Gross revenue yield on AUM(b)	20.5	bps	20.9	bps		23.8	bps
Gross revenue yield on AUM before performance fees(b)	20.5	bps	20.9	bps		23.8	bps
Net revenue yield on AUM(c)	11.4	bps	12.1	bps		15.0	bps
Net revenue yield on AUM before performance fees(c)	11.4	bps	12.1	bps		15.0	bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2020	$281.7	$270.4	$11.3
Long-term inflows	21.9	21.4	0.5
Long-term outflows	(15.9)	(15.6)	(0.3)
Long-term net flows	6.0	5.8	0.2
Net flows in non-management fee earning AUM(a)	7.0	5.3	1.7
Net flows in money market funds	—	—	—
Total net flows	13.0	11.1	1.9
Market gains and losses	23.0	22.3	0.7
Foreign currency translation	0.3	0.3	—
September 30, 2020	$318.0	$304.1	$13.9

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
June 30, 2020	$281.7	$228.3	$30.6	$0.8	$—	$22.0
Long-term inflows	21.9	13.4	3.0	—	—	5.5
Long-term outflows	(15.9)	(10.7)	(1.7)	—	—	(3.5)
Long-term net flows	6.0	2.7	1.3	—	—	2.0
Net flows in non-management fee earning AUM(a)	7.0	5.4	1.6	—	—	—
Net flows in money market funds	—	—	—	—	—	—
Total net flows	13.0	8.1	2.9	—	—	2.0
Market gains and losses	23.0	21.8	—	—	—	1.2
Foreign currency translation	0.3	0.2	0.1	—	—	—
September 30, 2020	$318.0	$258.4	$33.6	$0.8	$—	$25.2

Average AUM	$307.7	$249.3	$32.8	$0.8	$—	$24.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
June 30, 2020	$281.7	$229.0	$0.6	$46.0	$6.1
Long-term inflows	21.9	11.9	0.2	9.1	0.7
Long-term outflows	(15.9)	(9.5)	(0.1)	(5.7)	(0.6)
Long-term net flows	6.0	2.4	0.1	3.4	0.1
Net flows in non-management fee earning AUM(a)	7.0	6.3	—	0.5	0.2
Net flows in money market funds	—	—	—	—	—
Total net flows	13.0	8.7	0.1	3.9	0.3
Market gains and losses	23.0	18.8	—	3.7	0.5
Foreign currency translation	0.3	—	—	0.3	—
September 30, 2020	$318.0	$256.5	$0.7	$53.9	$6.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

in billions	September 30, 2020		September 30, 2019		% Change
Beginning Assets	$1,226.2		$888.2		38.1%
Long-term inflows	219.3		166.8		31.5%
Long-term outflows	(244.8)		(187.2)		30.8%
Long-term net flows	(25.5)		(20.4)		25.0%
Net flows in non-management fee earning AUM(a)	(11.0)		8.5		N/A
Net flows in money market funds	16.2		5.1		217.6%
Total net flows	(20.3)		(6.8)		198.5%
Reinvested distributions	3.9		4.9		(20.4)%
Market gains and losses	8.0		80.8		(90.1)%
Acquisitions (g)	—		224.4		N/A
Foreign currency translation	0.4		(7.1)		N/A
Ending Assets	$1,218.2		$1,184.4		2.9%

Average long-term AUM	$930.3		$853.9		8.9%
Average AUM	$1,167.1		$1,059.0		10.2%

Gross revenue yield on AUM(b)	53.7	bps	56.9	bps
Gross revenue yield on AUM before performance fees(b)	53.6	bps	56.3	bps
Net revenue yield on AUM(c)	37.4	bps	39.6	bps
Net revenue yield on AUM before performance fees(c)	37.1	bps	38.9	bps

in billions	Total AUM	Active(f)	Passive(f)
December 31, 2019	$1,226.2	$929.2	$297.0
Long-term inflows	219.3	147.0	72.3
Long-term outflows	(244.8)	(179.2)	(65.6)
Long-term net flows	(25.5)	(32.2)	6.7
Net flows in non-management fee earning AUM(a)	(11.0)	—	(11.0)
Net flows in money market funds	16.2	16.2	—
Total net flows	(20.3)	(16.0)	(4.3)
Reinvested distributions	3.9	3.9	—
Market gains and losses	8.0	(17.2)	25.2
Foreign currency translation	0.4	0.3	0.1
September 30, 2020	$1,218.2	$900.2	$318.0

Average AUM	$1,167.1	$878.9	$288.2
Gross revenue yield on AUM(b)	53.7bps	64.9bps	21.4bps
Net revenue yield on AUM(c)	37.4bps	45.6bps	12.2bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2019	$1,226.2	$878.2	$348.0
Long-term inflows	219.3	157.4	61.9
Long-term outflows	(244.8)	(202.6)	(42.2)
Long-term net flows	(25.5)	(45.2)	19.7
Net flows in non-management fee earning AUM(a)	(11.0)	6.1	(17.1)
Net flows in money market funds	16.2	3.4	12.8
Total net flows	(20.3)	(35.7)	15.4
Reinvested distributions	3.9	3.7	0.2
Market gains and losses	8.0	0.9	7.1
Foreign currency translation	0.4	(1.0)	1.4
September 30, 2020	$1,218.2	$846.1	$372.1

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2019	$1,226.2	$598.8	$283.5	$67.3	$91.4	$185.2
Long-term inflows	219.3	88.9	76.2	20.8	—	33.4
Long-term outflows	(244.8)	(126.8)	(58.3)	(20.8)	—	(38.9)
Long-term net flows	(25.5)	(37.9)	17.9	—	—	(5.5)
Net flows in non-management fee earning AUM(a)	(11.0)	16.0	(27.0)	—	—	—
Net flows in money market funds	16.2	—	—	—	16.2	—
Total net flows	(20.3)	(21.9)	(9.1)	—	16.2	(5.5)
Reinvested distributions	3.9	1.2	1.4	0.4	—	0.9
Market gains and losses	8.0	15.2	0.3	0.1	1.3	(8.9)
Foreign currency translation	0.4	(0.9)	0.3	0.3	0.4	0.3
September 30, 2020	$1,218.2	$592.4	$276.4	$68.1	$109.3	$172.0

Average AUM	$1,167.1	$551.4	$271.0	$62.7	$109.4	$172.6

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2019	$1,226.2	$879.5	$74.4	$143.7	$128.6
Long-term inflows	219.3	125.6	8.1	43.0	42.6
Long-term outflows	(244.8)	(158.3)	(14.5)	(39.6)	(32.4)
Long-term net flows	(25.5)	(32.7)	(6.4)	3.4	10.2
Net flows in non-management fee earning AUM(a)	(11.0)	(2.5)	(0.1)	(9.1)	0.7
Net flows in money market funds	16.2	13.7	0.1	—	2.4
Total net flows	(20.3)	(21.5)	(6.4)	(5.7)	13.3
Reinvested distributions	3.9	3.7	0.1	—	0.1
Market gains and losses	8.0	10.6	(7.2)	1.1	3.5
Foreign currency translation	0.4	(0.7)	(1.9)	0.8	2.2
September 30, 2020	$1,218.2	$871.6	$59.0	$139.9	$147.7

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(f)

in billions	September 30, 2020		September 30, 2019		% Change
Beginning Assets	$297.0		$221.0		34.4%
Long-term inflows	72.3		60.4		19.7%
Long-term outflows	(65.6)		(47.3)		38.7%
Long-term net flows	6.7		13.1		(48.9)%
Net flows in non-management fee earning AUM(a)	(11.0)		8.6		N/A
Net flows in money market funds	—		—		N/A
Total net flows	(4.3)		21.7		N/A
Market gains and losses	25.2		30.6		(17.6)%
Acquisitions(g)	—		4.5		N/A
Foreign currency translation	0.1		(0.4)		N/A
Ending Assets	$318.0		$277.4		14.6%

Average long-term AUM	$160.8		$148.0		8.6%
Average AUM	$288.2		$256.9		12.2%

Gross revenue yield on AUM(b)	21.4	bps	24.0	bps
Gross revenue yield on AUM before performance fees(b)	21.4	bps	24.0	bps
Net revenue yield on AUM(c)	12.2	bps	14.5	bps
Net revenue yield on AUM before performance fees(c)	12.2	bps	14.5	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2019	$297.0	$275.8	$21.2
Long-term inflows	72.3	64.3	8.0
Long-term outflows	(65.6)	(64.9)	(0.7)
Long-term net flows	6.7	(0.6)	7.3
Net flows in non-management fee earning AUM(a)	(11.0)	6.1	(17.1)
Net flows in money market funds	—	—	—
Total net flows	(4.3)	5.5	(9.8)
Market gains and losses	25.2	22.7	2.5
Foreign currency translation	0.1	0.1	—
September 30, 2020	$318.0	$304.1	$13.9

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
December 31, 2019	$297.0	$217.1	$58.9	$0.9	$—	$20.1
Long-term inflows	72.3	45.9	9.8	—	—	16.6
Long-term outflows	(65.6)	(45.7)	(7.3)	—	—	(12.6)
Long-term net flows	6.7	0.2	2.5	—	—	4.0
Net flows in non-management fee earning AUM(a)	(11.0)	16.0	(27.0)	—	—	—
Net flows in money market funds	—	—	—	—	—	—
Total net flows	(4.3)	16.2	(24.5)	—	—	4.0
Market gains and losses	25.2	25.0	(0.8)	(0.1)	—	1.1
Foreign currency translation	0.1	0.1	—	—	—	—
September 30, 2020	$318.0	$258.4	$33.6	$0.8	$—	$25.2

Average AUM	$288.2	$223.3	$42.1	$0.8	$—	$22.0

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2019	$297.0	$240.0	$0.7	$51.4	$4.9
Long-term inflows	72.3	42.4	0.6	27.4	1.9
Long-term outflows	(65.6)	(43.7)	(0.5)	(20.0)	(1.4)
Long-term net flows	6.7	(1.3)	0.1	7.4	0.5
Net flows in non-management fee earning AUM(a)	(11.0)	(2.5)	(0.1)	(9.1)	0.7
Net flows in money market funds	—	—	—	—	—
Total net flows	(4.3)	(3.8)	—	(1.7)	1.2
Market gains and losses	25.2	20.4	—	4.0	0.8
Foreign currency translation	0.1	(0.1)	—	0.2	—
September 30, 2020	$318.0	$256.5	$0.7	$53.9	$6.9

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)     Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. The average AUM for Invesco Great Wall in the three and nine months ended September 30, 2020 was $51.0 billion and $46.5 billion (three and six months ended June 30, 2020: $45.1 billion and $44.2 billion; three and nine months ended September 30, 2019: $37.4 billion and $34.7 billion)

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(c)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 7 through 10 of this release for a reconciliation of operating revenues to net revenues.
(d)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(e)    Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of September 30, 2020 includes $109.3 billion in money market AUM and $145.2 billion in non-management fee earning AUM (June 30, 2020: $111.5 billion and $124.4 billion, respectively; September 30, 2019: $97.8 billion and $115.9 billion, respectively).
(f)    Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.
(g)    The acquisition of OppenheimerFunds business on May 24, 2019 added $224.4 billion in AUM at that date.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (5%)	17%	15%	13%	15%	27%	26%	26%	16%
U.S. Growth (6%)	87%	43%	51%	43%	100%	51%	87%	51%
U.S. Value (7%)	11%	9%	8%	11%	—%	—%	—%	—%
Sector (1%)	71%	97%	75%	95%	76%	55%	55%	55%
UK (1%)	23%	22%	17%	44%	6%	6%	22%	26%
Canadian (0%)	—%	—%	—%	11%	10%	—%	—%	10%
Asian (3%)	82%	82%	96%	90%	43%	59%	86%	87%
Continental European (2%)	41%	6%	38%	75%	7%	5%	5%	73%
Global (7%)	72%	67%	70%	87%	75%	36%	38%	45%
Global Ex U.S. and Emerging Markets (13%)	86%	88%	89%	98%	32%	87%	70%	88%
Fixed Income (1)
Money Market (17%)	79%	99%	100%	100%	79%	79%	80%	98%
U.S. Fixed Income (12%)	49%	79%	84%	95%	47%	57%	89%	93%
Global Fixed Income (6%)	85%	75%	72%	96%	67%	34%	60%	65%
Stable Value (5%)	100%	100%	100%	100%	97%	100%	100%	100%
Other (1)
Alternatives (8%)	28%	29%	77%	36%	24%	37%	45%	53%
Balanced (7%)	74%	49%	50%	58%	48%	44%	51%	57%

Note:
Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. AUM measured in the one, three, five and ten year quartile rankings represents 54%, 53%, 53% and 48% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 64%, 64%, 62% and 56% of total Invesco AUM as of 9/30/20. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)
Numbers in parenthesis reflect percentage of 5 year total ranked AUM. As of September 30, 2020. Total ranked AUM is $658.2 billion (54% of total Invesco AUM) for 1 year, $650.4 billion (53% of total Invesco AUM) for 3 year, $642.2 billion (53% of total Invesco AUM) for 5 year and $582.6 billion (48% of total Invesco AUM) for 10 year.

Invesco Ltd.
Supplemental Information(1)

	For the three months ended September 30, 2020			For the three months ended September 30, 2019
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,271.2	$284.1	$987.1	$1,435.3	$235.9	$1,199.4
Cash flows from operating activities	401.8	(46.4)	448.2	321.9	(38.4)	360.3
Cash flows from investing activities	(86.0)	(69.2)	(16.8)	(235.0)	(91.4)	(143.6)
Cash flows from financing activities	(301.6)	73.2	(374.8)	35.8	382.9	(347.1)
Increase/(decrease) in cash and cash equivalents	14.2	(42.4)	56.6	122.7	253.1	(130.4)
Foreign exchange movement on cash and cash equivalents	35.3	12.4	22.9	(23.9)	(3.5)	(20.4)
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(0.1)	(0.1)	—	0.2	0.2	—
Invesco and CIP cash and cash equivalents, end of the period	$1,320.6	$254.0	$1,066.6	$1,534.3	$485.7	$1,048.6

	For the nine months ended September 30, 2020			For the nine months ended September 30, 2019
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,701.2	$652.2	$1,049.0	$1,805.4	$657.7	$1,147.7
Cash flows from operating activities(2)	662.7	(54.2)	716.9	669.3	(116.3)	785.6
Cash flows from investing activities	(829.0)	(756.7)	(72.3)	(769.3)	(934.3)	165.0
Cash flows from financing activities(2)	(230.3)	391.3	(621.6)	(140.2)	893.6	(1,033.8)
Increase/(decrease) in cash and cash equivalents	(396.6)	(419.6)	23.0	(240.2)	(157.0)	(83.2)
Foreign exchange movement on cash and cash equivalents	6.9	12.3	(5.4)	(23.5)	(7.6)	(15.9)
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	9.1	9.1	—	(7.4)	(7.4)	—
Invesco and CIP cash and cash equivalents, end of the period	$1,320.6	$254.0	$1,066.6	$1,534.3	$485.7	$1,048.6

(1)
These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2)	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

Invesco Ltd.
Supplemental Information(1)

	As of September 30, 2020				As of December 31, 2019
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,066.6	$—	$—	$1,066.6	$1,049.0	—	—	$1,049.0
Unsettled fund receivables	317.5	—	—	317.5	162.7	—	—	162.7
Investments	769.8	(476.4)	—	1,246.2	829.5	(640.2)	—	1,469.7
Investments and other assets of CIP	7,920.3	7,920.3	—	—	7,980.9	7,980.9	—	—
Cash and cash equivalents of CIP	254.0	254.0	—	—	652.2	652.2	—	—
Assets held for policyholders	7,882.5	—	7,882.5	—	10,835.6	—	10,835.6	—
Goodwill and intangible assets, net	16,044.7	—	—	16,044.7	15,867.7	—	—	15,867.7
Other assets (2)	1,782.1	(6.8)	—	1,788.9	2,042.7	(5.6)	—	2,048.3
Total assets	36,037.5	7,691.1	7,882.5	20,463.9	39,420.3	7,987.3	10,835.6	20,597.4
LIABILITIES
Debt of CIP	6,526.7	6,526.7	—	—	6,234.6	6,234.6	—	—
Other liabilities of CIP	520.4	520.4	—	—	949.6	949.6	—	—
Policyholder payables	7,882.5	—	7,882.5	—	10,835.6	—	10,835.6	—
Unsettled fund payables	304.3	—	—	304.3	154.2	—	—	154.2
Long-term debt	2,172.0	—	—	2,172.0	2,080.3	—	—	2,080.3
Other liabilities (3)	4,052.8	—	—	4,052.8	4,464.2	(35.2)	—	4,499.4
Total liabilities	21,458.7	7,047.1	7,882.5	6,529.1	24,718.5	7,149.0	10,835.6	6,733.9
EQUITY
Total equity attributable to Invesco Ltd.	13,934.0	(0.1)	—	13,934.1	13,862.5	(0.1)	—	13,862.6
Noncontrolling interests (4)	644.8	644.1	—	0.7	839.3	838.4	—	0.9
Total equity	14,578.8	644.0	—	13,934.8	14,701.8	838.3	—	13,863.5
Total liabilities and equity	$36,037.5	$7,691.1	$7,882.5	$20,463.9	$39,420.3	$7,987.3	$10,835.6	$20,597.4

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.